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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-58808) of Key3Media Group, Inc. of our reports dated August 31, 2001 with respect to the financial statements of BCR Enterprises, Inc. and Next Generation Networks as of December 31, 2000 and for the year then ended, included in this Current Report on Form 8-K/A to be filed on or about November 9, 2001 with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP


Los Angeles, California
November 9, 2001